Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Verano Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Class A subordinate voting shares	457(o)	(1)	(2)	(2)

Fees to be Paid	Debt	Debt Securities	457(o)	(1)	(2)	(2)

Fees to be Paid	Other	Warrants	457(o)	(1)	(2)	(2)

Fees to be Paid	Other	Rights	457(o)	(1)	(2)	(2)

Fees to be Paid	Other	Units	457(o)	(1)	(2)	(2)

Fees to be Paid	Total	Unallocated (Universal Shelf)	457(o)	(1)	(2)	$1,000,000,000 (2)		0.00011020	$110,200

Fees Previously Paid								-

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$1,000,000,000		$110,200

	Total Fees Previously Paid							-

	Total Fee Offsets							-
	Net Fees Due							$110,200

(1)	This registration statement covers an indeterminate amount of the securities of each identified class of securities, including such indeterminate amount of each identified class of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, or pursuant to, convertible or exchangeable securities that provide for exercise or conversion into or purchase of such securities of Verano Holdings Corp. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.